Exhibit 8.1

List of Principal Subsidiaries and Affiliated Variable Interest Entities
of Linktone Ltd. as of December 31, 2012

Name of Subsidiary	Note	Jurisdiction of Incorporation
Brilliant Concept Investments Ltd.		British Virgin Islands
Noveltech Enterprises Limited		Hong Kong SAR
Linktone Media Limited		Hong Kong SAR
Ojava Overseas Ltd.		British Virgin Islands
Linktone International Limited		United Arab Emirates
Shanghai Linktone Software Co., Ltd.		People’s Republic of China
Wang You Digital Technology Co., Ltd.	(1)	People’s Republic of China
Shanghai Linktone Consulting Co., Ltd.	(2)	People’s Republic of China
Shanghai Huitong Information Co., Ltd.	(2)	People’s Republic of China
Shanghai Linktone Internet Technology Co., Ltd.	(2)	People’s Republic of China
Shanghai Xintong Information Technology Co., Ltd.	(2)	People’s Republic of China
Beijing Ruida Internet Technology Co., Ltd.	(3)	People’s Republic of China
InnoForm Media Pte. Ltd.	(4)	Republic of Singapore
PT Linktone Indonesia	(4)	Republic of Indonesia
InnoForm Media (HK) Limited	(5)	Hong Kong SAR
InnoForm Media (Taiwan) Co. Limited	(5)	Taiwan
InnoForm Media (M) Sdn. Bhd.	(5)	Malaysia
InnoForm Entertainment Pte. Ltd.	(5)	Republic of Singapore
InnoForm Digital Media Pte. Ltd.	(5)	Republic of Singapore
Alliance Entertainment Singapore Pte. Ltd.	(5)	Republic of Singapore
GLD Investments Pte. Ltd.	(5)	Republic of Singapore
Innoform International Ltd	(5)	Cayman Islands
Name of Affiliated Variable Interest Entity		Jurisdiction of Incorporation
Shanghai Weilan Computer Co., Ltd.	(6)	People’s Republic of China
Shanghai Unilink Computer Co., Ltd.	(6)	People’s Republic of China
Shenzhen Yuan Hang Technology Co., Ltd.	(6)	People’s Republic of China
Beijing Cosmos Digital Technology Co., Ltd.	(6)	People’s Republic of China
Hainan Zhong Tong Computer Network Co., Ltd.	(6)	People’s Republic of China
Beijing Lian Fei Wireless Communications Technology Co., Ltd.	(6)	People’s Republic of China
Shanghai Qimingxing E-commerce Co., Ltd.	(6)	People’s Republic of China
Beijing Ojava Wireless Information Technology Co., Ltd.	(6)	People’s Republic of China
Beijing Lian Yu Interactive Technology Development Co., Ltd.	(6)	People’s Republic of China
Shanghai Lang Yi Advertising Co., Ltd.	(6)	People’s Republic of China
Beijing Xian Feng Li Liang Media Co., Ltd.	(6)	People’s Republic of China
Shanghai Ling Yu Cultural and Communication Ltd.	(7)	People’s Republic of China
Zhong Qing Wei Lian Cultural Communication Co., Ltd.	(8)	People’s Republic of China
Letang Game Limited	(9)	People’s Republic of China
Nanjing Xuanyou Cartoon Co., Ltd.	(10)	People’s Republic of China
PT Cakrawala Alam Semesta	(6)	Republic of Indonesia
PT Innoform	(6)	Republic of Indonesia

(1)	Indirectly, through our ownership in Brilliant Concept Investments Ltd.
(2)	Indirectly, through our ownership in Noveltech Enterprise Limited.
(3)	Indirectly, through our ownership in Ojava Overseas Ltd.
(4)	Indirectly, through our ownership in Linktone International Limited
(5)	Subsidiaries of InnoForm Media Pte. Ltd.
(6)	Controlled through contractual agreements and is 50% owned by each of two of GMC Group’s employees.
(7)	50.0% owned by Shanghai Unilink Computer Co., Ltd. and 50.0% owned by Shanghai Qimingxing E-commerce Co., Ltd.
(8)	60.0% owned by Shanghai Weilan Computer Co., Ltd. and 40.0% owned by Beijing Lian Fei Wireless Communications Technology Co., Ltd.
(9)	50.01% owned by Shanghai Weilan Computer Co., Ltd.
(10)	100.0% owned by Letang Game Limited